Calculation of Filing Fee Tables
S-1
SharonAI Holdings Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Ordinary Common Stock, $0.0001 par value Class A Ordinary Common Stock, $0.0001 par value	Other	31,897	$ 67.00	$ 2,137,099.00	0.0001381	$ 295.13
Fees Previously Paid	2	Equity	Class A Ordinary Common Stock, $0.0001 par value Class A Ordinary Common Stock, $0.0001 par value	Other	3,520	$ 55.215	$ 194,356.80		$ 26.84
Fees Previously Paid	3	Equity	Class A Ordinary Common Stock, 0.0001 par value	Other	8,021,282	$ 51.285	$ 411,371,447.37		$ 56,810.40
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 413,702,903.17		$ 57,132.37
			Total Fees Previously Paid:						$ 56,837.25
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 295.12
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered, issued or become issuable in connection with any stock split, stock dividend or similar transaction or pursuant to anti-dilution provisions of any of the securities. For the 8,021,282 shares of Class A Ordinary Common Stock registered on Form S-1 filed with the SEC on August 12, 2026, the Company used share price of $51.285 as the Maximum Price per Unit which was the taverage of the high and low reported sales prices of the registrant's common stock on the Nasdaq Capital Market on August 7, 2026 for purposes of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act. For the additional 3,520 shares of Class A Ordinary Common Stock registered on the Amendment No. 1 to Form S-1 filed with the SEC on August 18, 2026 the Company used a share price of $55.215 as the Maximum Price per Unit which was the average of the high and low reported sales prices of the registrant's common stock on the Nasdaq Capital Market on August 7, 2026 for purposes of Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act.. For the additional 31,897 shares of Class A Ordinary Common Stock registered on the Amendment No. 2 to Form S-1 filed with the SEC on August 20, 2026 the Company used a share price of $67.00 as the Maximum Price per Unit which was the average of the high and low reported sales prices of the registrant's common stock on the Nasdaq Capital Market on August 19, 2026 for purposes of Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act..

[2]	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered, issued or become issuable in connection with any stock split, stock dividend or similar transaction or pursuant to anti-dilution provisions of any of the securities. For the 8,021,282 shares of Class A Ordinary Common Stock registered on Form S-1 filed with the SEC on August 12, 2026, the Company used share price of $51.285 as the Maximum Price per Unit which was the the average of the high and low reported sales prices of the registrant's common stock on the Nasdaq Capital Market on August 7, 2026 for purposes of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act. For the additional 3,520 shares of Class A Ordinary Common Stock registered on the Amendment No. 1 to Form S-1 filed with the SEC on August 18, 2026 the Company used a share price of $55.215 as the Maximum Price per Unit which was the the average of the high and low reported sales prices of the registrant's common stock on the Nasdaq Capital Market on August 7, 2026 for purposes of Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act..

[3]	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered, issued or become issuable in connection with any stock split, stock dividend or similar transaction or pursuant to anti-dilution provisions of any of the securities. For the 8,021,282 shares of Class A Ordinary Common Stock registered on Form S-1 filed with the SEC on August 12, 2026, the Company used share price of $51.285 as the Maximum Price per Unit which was the the average of the high and low reported sales prices of the registrant's common stock on the Nasdaq Capital Market on August 7, 2026 for purposes of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act. For the additional 3,520 shares of Class A Ordinary Common Stock registered on the Amendment No. 1 to Form S-1 filed with the SEC on August 18, 2026 the Company used a share price of $55.215 as the Maximum Price per Unit which was the the average of the high and low reported sales prices of the registrant's common stock on the Nasdaq Capital Market on August 7, 2026 for purposes of Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(c) under the Securities Act..

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date